Exhibit 99.1

CyrusOne Reports Third Quarter 2014 Earnings
Year-over-Year AFFO Growth of 51% and Revenue Growth of 26%

DALLAS (November 4, 2014) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced third quarter 2014 earnings.

Highlights

•	Third quarter Normalized FFO of $28.9 million and AFFO of $29.1 million increased 32% and 51%, respectively, over the third quarter of 2013

•	Third quarter revenue of $84.8 million increased 26% over the third quarter of 2013

•	Third quarter Adjusted EBITDA of $42.2 million increased 16% over the third quarter of 2013

•
Leased 33,000 colocation square feet in the third quarter, with utilization remaining high at 88%, and subsequent to the end of the quarter signed lease in Northern Virginia for more than 12,000 colocation square feet

•	Completed initial phase of Phoenix 2 facility in record time of 107 days, in what is believed to be the fastest data center construction project built from the ground up in the United States

“The continued strong financial performance reflects the success of the platform we are building, and we are well positioned for growth in 2015 with the expansion of our customer base this year and the development of our properties,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are excited to announce the lease in Northern Virginia, and this deal is representative of our track record of success in securing Fortune 1000 customers with a value proposition that has broad appeal.”
Third Quarter 2014 Financial Results
Revenue was $84.8 million for the third quarter, compared to $67.5 million for the same period in 2013, an increase of 26%. Operating income of $9.6 million improved $1.1 million from the third quarter of 2013, as a $17.3 million increase in revenue and the impact of $1.4 million in restructuring charges and transaction costs in the third quarter of 2013 were partially offset by increases in property operating expenses of $8.8 million, depreciation and amortization of $6.1 million, and sales, general and administrative expenses of $2.7 million. Net income was $0.2 million for the third quarter, compared to a net loss of $2.2 million for the same period in 2013.
Net operating income (NOI)1 was $51.8 million for the third quarter, compared to $43.3 million in the same period in 2013, an increase of 20%. The increase in NOI was driven by the increase in revenue, partially offset by additional property operating costs from new facilities and expansions at existing facilities. Adjusted EBITDA2 was $42.2 million for the third quarter, compared to $36.5 million in the same period in 2013, an increase of 16%. The Adjusted EBITDA margin of 49.8% in the third quarter declined from 54.1% in the same period in 2013, primarily driven by increased electricity usage as well as the incremental expenses associated with the Company’s additional Sarbanes-Oxley compliance requirements resulting from the Company's successful market-cap growth into large accelerated filer status in 2014.
Normalized Funds From Operations (Normalized FFO)3 was $28.9 million for the third quarter, compared to $21.9 million in the same period in 2013, an increase of 32%. The increase in Normalized FFO was primarily due to growth in Adjusted EBITDA. Normalized FFO per diluted common share or common share equivalent4 was $0.44 in the third quarter of 2014. Adjusted Funds From Operations (AFFO)5 was $29.1 million for the third quarter, compared to $19.3 million in the same period in 2013, an increase of 51%.
Leasing Activity
CyrusOne leased approximately 33,000 colocation square feet (CSF), or 3.4 MW of power, in the third quarter. Leases signed in the third quarter represent approximately $0.7 million in monthly recurring rent, or approximately $8 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. Including estimates of pass-through power charges, the leases signed this quarter represent approximately $10 million of annualized GAAP revenue once the customer has fully ramped in. The Company added two new Fortune 10007 customers in the third quarter, bringing the total to 141 customers in the Fortune 1000 and 656 customers in total as of September 30, 2014. The weighted average lease term of the new leases based on square footage was 79 months, and approximately 70% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn8 for the third quarter of 2014 was 2.9%, compared to 1.0% for the third quarter of 2013.

Portfolio Utilization and Development
As of September 30, 2014, CyrusOne had approximately 1,200,000 CSF across 25 facilities, an increase of approximately 208,000, or 21%, from a year ago. CSF utilization9 for the third quarter was 88%, compared to 85% in the same period in 2013. Construction continues on new facilities in Houston, San Antonio, and Northern Virginia. The first phase of construction for the facilities is expected to be completed by the end of 2014 or early 2015, adding a total of approximately 582,000 NRSF, including 60,000 CSF. Additionally, in October 2014 the company completed construction on its Phoenix 2 facility, adding approximately 107,000 NRSF, including 30,000 pre-leased CSF. The Company completed the project in 107 days, in what is believed to be the fastest data center construction project built from the ground up in the United States. CyrusOne also expects to complete construction of 21,000 square feet of office space at its Carrollton facility in Dallas in the fourth quarter.

Balance Sheet and Liquidity

As of September 30, 2014, the Company had $555.0 million of long term debt, cash of $30.4 million, and $195.0 million available under its senior secured revolving credit facility. Net debt10 was $538.8 million as of September 30, 2014, approximately 26% of the Company's total enterprise value or 3.2x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $225.4 million as of September 30, 2014.

In October 2014, the Company’s operating partnership, CyrusOne LP, closed a new $450 million senior unsecured revolving credit facility and a $150 million senior unsecured term loan. The revolving credit facility replaces the Company’s $225 million secured credit facility which previously bore interest at a rate of LIBOR + 3.25%.The new revolving credit facility will initially bear interest at a rate of LIBOR + 1.70%. The revolving facility is scheduled to mature in October 2018 and includes a one-year extension option, which if exercised by the Company would extend the termination date to October 2019. The term loan will initially bear interest at a rate of LIBOR + 1.65% and is scheduled to mature in October 2019. The term loan may be drawn in up to three draws (including the drawing on the closing date) within six months of the closing date. The Company drew $75 million of the term loan at closing. The facilities contain an accordion feature that allows the Company to increase the aggregate commitment by up to $300 million.

Dividend
On August 6, 2014, the Company announced a dividend of $0.21 per share of common stock and common stock equivalent for the third quarter of 2014. The dividend was paid on October 15, 2014, to stockholders of record at the close of business on September 26, 2014.

Additionally, today the Company is announcing a dividend of $0.21 per share of common stock and common stock equivalent for the fourth quarter of 2014. The dividend will be paid on January 9, 2015, to stockholders of record at the close of business on December 26, 2014.

Guidance

CyrusOne is increasing its guidance for full year 2014 Normalized FFO per diluted common share or common share equivalent. The Company is reaffirming its guidance for Revenue, Adjusted EBITDA, and Capital Expenditures.

Category	Prior Guidance	Revised Guidance
Revenue	$325 - $330 million	$325 - $330 million
Adjusted EBITDA	$165 - $170 million	$165 - $170 million
Normalized FFO per diluted common share or common share equivalent	$1.58 - $1.63	$1.64 - $1.68
Capital Expenditures
Development*	$275 - $300 million	$275 - $300 million
Recurring	$5 - $10 million	$5 - $10 million
*Development capital is inclusive of capital used for the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Upcoming Conferences and Events

•	NAREIT’s REITWorld 2014 on November 5-7 in Atlanta, Georgia

•	2014 RBC Capital Markets’ Technology, Internet, Media and Telecommunications Conference on November 10-11 in New York City

Conference Call Details

CyrusOne will host a conference call on November 4, 2014, at 12:00 PM Eastern Time (11:00 AM Central Time) to discuss its results for the third quarter of 2014. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. A replay will be available one hour after the conclusion of the earnings call on November 4, 2014, until 9:00 AM Eastern Time (8:00 AM Central Time) on November 12, 2014. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10052801.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The Company believes its Normalized FFO calculation provides a comparable measure to others in the industry.

4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 65,256,860 for the third quarter of 2014.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of annualized rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
10Net debt provides a useful measure of liquidity and financial health. The Company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.
About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 655 customers, including nine of the Fortune 20 and 141 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
Revenue	$84.8	$67.5	$17.3	26%	$244.0	$191.2	$52.8	28%
Costs and expenses:
Property operating expenses	33.0	24.2	8.8	36%	92.5	68.9	23.6	34%
Sales and marketing	3.2	2.3	0.9	39%	9.7	8.0	1.7	21%
General and administrative	9.0	7.2	1.8	25%	24.7	21.2	3.5	17%
Depreciation and amortization	30.0	23.9	6.1	26%	87.4	68.6	18.8	27%
Restructuring charges	—	0.7	(0.7)	(100)%	—	0.7	(0.7)	(100)%
Transaction costs	—	0.7	(0.7)	(100)%	0.9	1.2	(0.3)	(25)%
Transaction-related compensation	—	—	—	n/m	—	20.0	(20.0)	n/m
Total costs and expenses	75.2	59.0	16.2	27%	215.2	188.6	26.6	14%
Operating income	9.6	8.5	1.1	13%	28.8	2.6	26.2	n/m
Interest expense	9.0	10.5	(1.5)	(14)%	30.4	32.2	(1.8)	(6)%
Other income	—	(0.1)	0.1	(100)%	—	(0.1)	0.1	(100)%
Loss on extinguishment of debt	—	—	—	n/m	—	1.3	(1.3)	(100)%
Income (loss) before income taxes	0.6	(1.9)	2.5	(132)%	(1.6)	(30.8)	29.2	(95)%
Income tax expense	(0.4)	(0.3)	(0.1)	33%	(1.1)	(1.2)	0.1	(8)%
Net income (loss)	0.2	(2.2)	2.4	(109)%	(2.7)	(32.0)	29.3	(92)%
Net loss attributed to Predecessor	—	—	—	n/m	—	(20.2)	20.2	n/m
Noncontrolling interest in net income (loss)	0.1	(1.4)	1.5	(107)%	(1.9)	(7.8)	5.9	(76)%
Net income (loss) attributed to common stockholders	$0.1	$(0.8)	$0.9	(113)%	$(0.8)	$(4.0)	$3.2	(80)%
Loss per common share - basic and diluted	$—	$(0.05)			$(0.06)	$(0.22)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2014	2013	$	%
Assets
Investment in real estate:
Land	$89.7	$89.3	$0.4	—%
Buildings and improvements	796.6	783.7	12.9	2%
Equipment	312.5	190.2	122.3	64%
Construction in progress	120.9	57.3	63.6	111%
Subtotal	1,319.7	1,120.5	199.2	18%
Accumulated depreciation	(303.5)	(236.7)	(66.8)	28%
Net investment in real estate	1,016.2	883.8	132.4	15%
Cash and cash equivalents	30.4	148.8	(118.4)	(80)%
Rent and other receivables	59.1	41.2	17.9	43%
Goodwill	276.2	276.2	—	—%
Intangible assets, net	73.2	85.9	(12.7)	(15)%
Due from affiliates	1.3	0.6	0.7	117%
Other assets	81.6	70.3	11.3	16%
Total assets	$1,538.0	$1,506.8	$31.2	2%
Liabilities and Equity
Accounts payable and accrued expenses	$100.2	$66.8	$33.4	50%
Deferred revenue	66.1	55.9	10.2	18%
Due to affiliates	7.4	8.5	(1.1)	(13)%
Capital lease obligations	14.2	16.7	(2.5)	(15)%
Long-term debt	555.0	525.0	30.0	6%
Other financing arrangements	55.1	56.3	(1.2)	(2)%
Total liabilities	798.0	729.2	68.8	9%
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 38,653,771 and 21,991,669 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	0.4	0.2	0.2	100%
Paid in capital	513.7	340.7	173.0	51%
Accumulated deficit	(40.8)	(18.9)	(21.9)	116%
Total shareholders’ equity	473.3	322.0	151.3	47%
Noncontrolling interest	266.7	455.6	(188.9)	(41)%
Total equity	740.0	777.6	(37.6)	(5)%
Total liabilities and shareholders’ equity	$1,538.0	$1,506.8	$31.2	2%

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Revenue	$84.8	$81.7	$77.5	$72.3	$67.5
Costs and expenses:
Property operating expenses	33.0	31.8	27.7	24.3	24.2
Sales and marketing	3.2	3.5	3.0	2.6	2.3
General and administrative	9.0	8.4	7.3	6.8	7.2
Depreciation and amortization	30.0	29.8	27.6	26.6	23.9
Restructuring charges	—	—	—	—	0.7
Transaction costs	—	0.8	0.1	0.2	0.7
Asset impairments	—	—	—	2.8	—
Total costs and expenses	75.2	74.3	65.7	63.3	59.0
Operating income	9.6	$7.4	$11.8	9.0	8.5
Interest expense	9.0	10.7	10.7	11.5	10.5
Other income	—	—	—	—	(0.1)
Loss on extinguishment of debt	—	—	—	—	—
Income (loss) before income taxes	0.6	(3.3)	1.1	(2.5)	(1.9)
Income tax expense	(0.4)	(0.3)	(0.4)	(1.1)	(0.3)
Gain on sale of real estate improvements	—	—	—	(0.2)	—
Net income (loss) from continuing operations	0.2	(3.6)	0.7	(3.8)	(2.2)
Noncontrolling interest in net income (loss)	0.1	(2.5)	0.5	(2.5)	(1.4)
Net income (loss) attributed to common stockholders	$0.1	$(1.1)	$0.2	$(1.3)	$(0.8)
Loss per common share - basic and diluted	$—	$(0.06)	$—	$(0.06)	$(0.05)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Assets
Investment in real estate:
Land	$89.7	$89.7	$89.6	$89.3	$81.5
Buildings and improvements	796.6	791.7	787.0	783.7	778.2
Equipment	312.5	298.8	206.4	190.2	134.3
Construction in progress	120.9	59.5	99.4	57.3	63.2
Subtotal	1,319.7	1,239.7	1,182.4	1,120.5	1,057.2
Accumulated depreciation	(303.5)	(280.6)	(257.6)	(236.7)	(218.6)
Net investment in real estate	1,016.2	959.1	924.8	883.8	838.6
Cash and cash equivalents	30.4	49.3	125.2	148.8	213.2
Rent and other receivables	59.1	61.5	42.4	41.2	33.9
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	73.2	77.4	81.7	85.9	89.9
Due from affiliates	1.3	0.5	0.9	0.6	0.9
Other assets	81.6	82.1	76.9	70.3	67.2
Total assets	$1,538.0	$1,506.1	$1,528.1	$1,506.8	$1,519.9
Liabilities and Equity
Accounts payable and accrued expenses	$100.2	$83.9	$88.8	$66.8	$67.8
Deferred revenue	66.1	66.7	64.8	55.9	55.1
Due to affiliates	7.4	7.4	10.8	8.5	7.0
Capital lease obligations	14.2	15.0	15.5	16.7	18.8
Long-term debt	555.0	525.0	525.0	525.0	525.0
Other financing arrangements	55.1	57.1	56.4	56.3	55.8
Total liabilities	798.0	755.1	761.3	729.2	729.5
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized	0.4	0.4	0.2	0.2	0.2
Paid in capital	513.7	511.1	342.9	340.7	339.4
Accumulated deficit	(40.8)	(32.7)	(23.5)	(18.9)	(14.2)
Partnership capital	—	—	—	—	—
Total shareholders’ equity	473.3	478.8	319.6	322.0	325.4
Noncontrolling interests	266.7	272.2	447.2	455.6	465.0
Total shareholders' equity	740.0	$751.0	$766.8	777.6	790.4
Total liabilities and shareholders’ equity	$1,538.0	$1,506.1	$1,528.1	$1,506.8	$1,519.9

CyrusOne Inc.
Condensed Consolidated Statement of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Cash flows from operating activities:
Net loss	$0.2	$(2.2)	$(2.7)	$(32.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30.0	23.9	87.4	68.6
Noncash interest expense	0.9	0.2	2.7	1.3
Stock-based compensation expense	2.6	1.9	7.6	5.1
Provision for bad debt write off	0.3	0.3	0.9	0.3
Deferred income tax expense, including valuation allowance charge	—	—	—	0.3
Loss on extinguishment of debt	—	—	—	1.3
Change in operating assets and liabilities, net of effect of acquisitions:
Rent receivables and other assets	0.1	(10.9)	(31.3)	(10.5)
Accounts payable and accrued expenses	11.6	7.8	14.1	9.2
Deferred revenues	(0.6)	2.3	10.2	2.3
Due to affiliates	(0.8)	—	(0.6)	18.2
Other	—	—	—	0.7
Net cash provided by operating activities	44.3	23.3	88.3	64.8
Cash flows from investing activities:
Capital expenditures – acquisitions of real estate	—	(6.7)	—	(33.3)
Capital expenditures – other development	(78.1)	(57.6)	(194.9)	(132.3)
Release of restricted cash	—	—	—	6.3
Net cash used in investing activities	(78.1)	(64.3)	(194.9)	(159.3)
Cash flows from financing activities:
Issuance of common stock	—	—	355.9	360.5
Stock issuance costs	(0.8)	—	(1.3)	—
IPO costs	—	—	—	(23.4)
Acquisition of operating partnership units	—	—	(355.9)	—
Dividends paid	(13.4)	(10.4)	(37.4)	(20.7)
Borrowings from revolving credit agreement	30.0	—	30.0	—
Payments on capital leases and other financing arrangements	(0.9)	(1.2)	(3.1)	(4.3)
Payments to buyout capital leases	—	—	—	(9.6)
Payment to buyout other financing arrangements	—	—	—	(10.2)
Contributions from parent, net	—	—	—	0.2
Debt issuance costs	—	(1.3)	—	(1.3)
Net cash (used in) provided by financing activities	14.9	(12.9)	(11.8)	291.2
Net (decrease) increase in cash and cash equivalents	(18.9)	(53.9)	(118.4)	196.7
Cash and cash equivalents at beginning of period	49.3	279.4	148.8	28.8
Cash and cash equivalents at end of period	$30.4	$225.5	$30.4	$225.5

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Supplemental disclosures
Cash paid for interest, net of amount capitalized	$1.9	$1.9	$22.4	$22.1
Cash paid for income taxes	—	—	0.4	—
Capitalized interest	2.1	0.5	3.0	1.6
Acquisition of property in accounts payable and other liabilities	5.1	0.6	50.1	45.9
Assumed liabilities in buyout of other financing obligation lease	—	—	—	0.2
Contribution receivable from Parent related to transaction-related compensation	—	—	—	19.6
Dividends payable	14.1	10.4	14.1	10.4
Deferred IPO costs	—	—	—	1.7
Deferred IPO costs reclassified to additional paid in capital	—	—	—	9.5

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2013	$	%	2014	2014	2014	2013	2013
Net Operating Income
Revenue	$244.0	$191.2	$52.8	28%	$84.8	$81.7	$77.5	$72.3	$67.5
Property operating expenses	92.5	68.9	23.6	34%	33.0	31.8	27.7	24.3	24.2
Net Operating Income (NOI)	$151.5	$122.3	$29.2	24%	$51.8	$49.9	$49.8	$48.0	$43.3
NOI as a % of Revenue	62.1%	64.0%			61.1%	61.1%	64.3%	66.4%	64.1%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(2.7)	$(32.0)	$29.3	(92)%	$0.2	$(3.6)	$0.7	$(3.8)	$(2.2)
Adjustments:
Interest expense	30.4	32.2	(1.8)	(6)%	9.0	10.7	10.7	11.5	10.5
Other income	—	(0.1)	0.1	n/m	—	—	—	—	(0.1)
Income tax expense	1.1	1.2	(0.1)	(8)%	0.4	0.3	0.4	1.1	0.3
Depreciation and amortization	87.4	68.6	18.8	27%	30.0	29.8	27.6	26.6	23.9
Restructuring charges	—	0.7	(0.7)	n/m	—	—	—	—	0.7
Legal claim costs	—	0.7	(0.7)	n/m	—	—	—	—	0.7
Transaction costs	0.9	1.2	(0.3)	(25)%	—	0.8	0.1	0.2	0.7
Stock-based compensation	7.6	5.0	2.6	52%	2.6	2.8	2.2	1.3	2.0
Asset impairments	—	—	—	n/m	—	—	—	2.8	—
Loss on extinguishment of debt	—	1.3	(1.3)	n/m	—	—	—	—	—
Gain on sale of real estate improvements	—	—	—	n/m	—	—	—	0.2	—
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	—
Adjusted EBITDA	$124.7	$98.8	$25.9	26%	$42.2	$40.8	$41.7	$39.9	$36.5
Adjusted EBITDA as a % of Revenue	51.1%	51.7%			49.8%	49.9%	53.8%	55.2%	54.1%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	2014	2013	$	%
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(2.7)	$(32.0)	$29.3	(92)%	$0.2	$(3.6)	$0.7	$(3.8)	$(2.2)
Adjustments:
Real estate depreciation and amortization	70.8	50.6	20.2	40%	24.5	24.1	22.2	20.0	17.8
Amortization of customer relationship intangibles	12.7	12.6	0.1	1%	4.2	4.3	4.2	4.2	4.2
Real estate impairments	—	—	—	n/m	—	—	—	2.8	—
Gain on sale of real estate improvements	—	—	—	n/m	—	—	—	0.2	—
Funds from Operations (FFO)	$80.8	$31.2	49.6	n/m	$28.9	$24.8	$27.1	$23.4	$19.8
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	—
Loss on extinguishment of debt	—	1.3	(1.3)	n/m	—	—	—	—	—
Restructuring charges	—	0.7	(0.7)	n/m	—	—	—	—	0.7
Legal claim costs	—	0.7	(0.7)	n/m	—	—	—	—	0.7
Transaction costs	0.9	1.2	(0.3)	(25)%	—	0.8	0.1	0.2	0.7
Normalized Funds from Operations (Normalized FFO)	$81.7	$55.1	$26.6	48%	$28.9	$25.6	$27.2	$23.6	$21.9
Normalized FFO per diluted common share or common share equivalent	$1.25	$0.85	$0.40	47%	$0.44	$0.39	$0.42	$0.37	$0.33
Weighted Average diluted common share and common share equivalent outstanding	65.3	64.7	0.6	1%	65.3	65.3	65.0	64.6	64.7
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$81.7	$55.1	26.6	48%	$28.9	$25.6	$27.2	$23.6	$21.9
Adjustments:
Amortization of deferred financing costs	2.7	2.8	(0.1)	(4)%	0.9	0.9	0.9	1.3	0.5
Stock-based compensation	7.6	5.0	2.6	52%	2.6	2.8	2.2	1.3	2.0
Non-real estate depreciation and amortization	3.8	5.4	(1.6)	(30)%	1.2	1.4	1.2	2.4	1.9
Deferred revenue and straight line rent adjustments	(8.2)	(9.7)	1.5	(15)%	(1.5)	(3.7)	(3.0)	(4.2)	(3.7)
Leasing commissions	(2.9)	(5.1)	2.2	(43)%	(0.9)	(1.4)	(0.6)	(1.7)	(1.7)
Recurring capital expenditures	(2.8)	(2.3)	(0.5)	22%	(2.1)	(0.3)	(0.4)	(1.9)	(1.6)
Deferred income tax expense	—	0.4	(0.4)	n/m	—	—	—	—	—
Adjusted Funds from Operations (AFFO)	$81.9	$51.6	$30.3	59%	$29.1	$25.3	$27.5	$20.8	$19.3

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of September 30, 2014	Market Value Equivalents (in millions)
Common shares	38,653,771	$24.04	$929.2
Operating Partnership units	26,601,835	$24.04	639.5
Net Debt			538.8
Total Enterprise Value (TEV)			$2,107.5
Net Debt as a % of TEV			25.6%
Net Debt to LQA Adjusted EBITDA			3.2x

Reconciliation of Net Debt

(dollars in millions)	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2013
Long-term debt	$555.0	$525.0	$525.0	$525.0
Capital lease obligations	14.2	15.0	15.5	16.7
Less:
Cash and cash equivalents	(30.4)	(49.3)	(125.2)	(148.8)
Net Debt	$538.8	$490.7	$415.3	$392.9

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of September 30, 2014		As of December 31, 2013		As of September 30, 2013
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	419,301	89%	419,231	89%	419,231	87%
Dallas	294,873	85%	231,598	80%	171,780	93%
Houston	268,094	89%	230,718	91%	230,718	85%
Austin	59,995	76%	54,003	69%	54,003	63%
Phoenix	77,528	99%	36,654	67%	36,366	64%
San Antonio	43,843	100%	43,487	100%	43,487	99%
Chicago	23,298	56%	23,298	52%	23,298	52%
International	13,200	80%	13,200	78%	13,200	78%
Total Footprint	1,200,132	88%	1,052,189	85%	992,083	85%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

CyrusOne Inc.
2014 Guidance
(Unaudited)

Category	Prior Guidance	Revised Guidance
Revenue	$325 - $330 million	$325 - $330 million
Adjusted EBITDA	$165 - $170 million	$165 - $170 million
Normalized FFO per diluted common share or common share equivalent	$1.58 - $1.63	$1.64 - $1.68

Capital Expenditures
Development*	$275 - $300 million	$275 - $300 million
Recurring	$5 - $10 million	$5 - $10 million

*	Development capital is inclusive of capital used for the acquisition of land for future development.

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2014
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available UPS Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized(e)	Office & Other(f)	Office & Other Leased (g)	Supporting Infrastructure (h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$52,937,485	112,133	97%	97%	10,563	98%	37,063	159,759	3,000	28
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	38,681,596	108,687	97%	97%	11,279	96%	59,345	179,311	—	18
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	34,904,962	211,742	91%	91%	5,744	100%	171,561	389,047	37,000	13
Southwest Fwy., Houston, TX (Galleria)	Houston	31,849,249	63,469	93%	93%	17,259	69%	23,203	103,931	—	14
W. Frankford, Carrollton, TX (Frankford)	Dallas	21,014,226	170,531	63%	77%	13,745	70%	66,061	250,337	334,000	18
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	20,981,256	77,528	99%	99%	34,471	10%	38,441	150,440	31,000	27
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	20,445,053	65,303	81%	83%	44,886	72%	52,950	163,139	65,000	14
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	18,964,617	43,843	100%	100%	5,633	85%	45,939	95,415	11,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	14,911,594	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	14,091,664	79,492	72%	72%	3,112	—%	55,642	138,246	12,000	12
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,454,719	46,565	75%	75%	1,077	100%	35,336	82,978	—	10
Metropolis Dr., Austin, TX (Austin 2)	Austin	9,133,505	43,772	72%	72%	1,357	67%	22,892	68,021	—	5
Parkway Dr., Mason, OH (Mason)	Cincinnati	5,870,151	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
E. Ben White Blvd., Austin, TX (Austin 1)*	Austin	5,573,555	16,223	87%	87%	21,376	100%	7,516	45,115	—	2
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,408,662	8,390	100%	100%	—	—%	—	8,390	—	1
Kestral Way (London)**	London	3,591,360	10,000	99%	99%	—	—%	—	10,000	—	1
Springer St., Lombard, IL (Lombard)	Chicago	2,363,030	13,516	70%	70%	4,115	100%	12,230	29,861	29,000	3
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,238,345	4,245	100%	100%	—	—%	—	4,245	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	1,471,243	2,728	100%	100%	5,280	100%	16,481	24,489	14,000	1
Bryan St., Dallas, TX (Bryan St)**	Dallas	983,133	3,020	51%	51%	—	—%	—	3,020	—	1
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	922,565	6,350	37%	37%	—	—%	6,478	12,828	4,000	1
North Freeway, Houston, TX (Greenspoint)**	Houston	744,287	13,000	100%	100%	1,449	100%	—	14,449	—	1
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	532,002	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
Jurong East (Singapore)**	Singapore	334,213	3,200	19%	19%	—	—%	—	3,200	—	1
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	319,790	3,432	38%	38%	—	—%	5,125	8,557	11,000	1
Total		$317,722,262	1,200,132	86%	88%	261,602	75%	715,996	2,177,730	551,000	194

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2014, multiplied by 12. For the month of September 2014, our total portfolio annualized rent was $317.7 million, customer reimbursements were $42.9 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From October 1, 2012 through September 30, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2014 was $326,011,822. Our annualized effective rent was greater than our annualized rent as of September 30, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)
Percent leased is determined based on CSF being billed to customers under signed leases as of September 30, 2014 divided by total CSF. Leases signed but not commenced as of September 2014 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2014 divided by total Office & Other space. Leases signed but not commenced as of September 2014 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
UPS capacity (also referred to as critical load) represents the aggregate power available for lease and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of September 30, 2014
(Dollars in millions)
(Unaudited)

		NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	UPS MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion	Total
W. Frankford Road (Carrollton)	Dallas	—	21,000	2,000	—	23,000	—	$2	$3-4	$5-6
Westover Hills Blvd. (San Antonio 2)	San Antonio	30,000	20,000	25,000	49,000	124,000	3.0	21	19-23	40-44
Westway Park Blvd. (Houston West 3)	Houston	—	—	—	329,000	329,000	—	15	17-21	32-35
South Ellis Street, Chandler, AZ (Phoenix 2)	Phoenix	30,000	8,000	18,000	51,000	107,000	6.0	15	28-35	44-50
Ridgetop Circle, Sterling, VA (Northern VA)	Loudon County	30,000	16,000	35,000	48,000	129,000	6.0	18	24-29	42-47
Total		90,000	65,000	80,000	477,000	712,000	15.0	$71	$91.0-112.0	$163.0-182.0

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Capex-to-date is the cash investment as of September 30, 2014. There may be accruals above this amount for work completed, for which cash has not yet been paid.

CyrusOne Inc.
Customer Diversification(a)
As of September 30, 2014
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Energy	2	$22,102,774	7.0%	29.3
2	Telecommunications (CBI) (e)	8	19,676,079	6.2%	21.3
3	Information Technology	3	15,793,623	5.0%	45.2
4	Information Technology	1	15,694,569	4.9%	54.0
5	Telecommunication Services	2	14,449,470	4.5%	40.6
6	Research and Consulting Services	3	14,082,587	4.4%	20.0
7	Energy	5	13,575,586	4.3%	5.8
8	Information Technology	2	8,308,753	2.6%	33.1
9	Financials	1	6,000,225	1.9%	68.0
10	Telecommunication Services	4	5,239,512	1.6%	55.0
11	Consumer Staples	1	4,971,185	1.6%	91.3
12	Energy	2	4,944,360	1.6%	22.0
13	Energy	1	4,871,707	1.5%	12.1
14	Information Technology	1	4,795,209	1.5%	14.1
15	Information Technology	1	4,627,418	1.5%	77.0
16	Information Technology	2	4,040,559	1.3%	62.1
17	Energy	3	3,881,430	1.2%	6.5
18	Energy	1	3,637,740	1.1%	20.3
19	Energy	2	3,475,880	1.1%	26.3
20	Consumer Discretionary	1	3,418,965	1.1%	2.1
			$177,587,631	55.9%	34.0

(a)	Includes affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2014, multiplied by 12. For the month of September 2014, our total portfolio annualized rent was $317.7 million, and customer reimbursements were $42.9 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From October 1, 2012 through September 30, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of September 30, 2014 was $326,011,822. Our annualized effective rent was greater than our annualized rent as of September 30, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2014, which was approximately $317.7 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2014, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.3% of our annualized rent as of September 30, 2014.

CyrusOne Inc.
Lease Distribution
As of September 30, 2014
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	488	75%	99,342	5%	$36,485,445	12%
1,000-2,499	58	9%	93,913	5%	20,331,043	6%
2,500-4,999	32	5%	119,610	7%	22,962,467	7%
5,000-9,999	32	5%	229,970	13%	57,640,214	18%
10,000+	38	6%	1,281,708	70%	180,303,093	57%
Total	648	100%	1,824,543	100%	$317,722,262	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of September 30, 2014. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2014, multiplied by 12. For the month of September 2014, customer reimbursements were $42.9 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From October 1, 2012 through September 30, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2014 was $326,011,822. Our annualized effective rent was greater than our annualized rent as of September 30, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2014
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		353,188
Month-to-Month	222	24,300	1%	$7,733,080	2%	$7,733,080	2%
Remainder of 2014	356	138,458	8%	40,118,406	13%	40,205,393	12%
2015	656	338,573	19%	55,850,353	18%	56,440,194	17%
2016	521	244,794	13%	57,565,257	18%	57,728,673	17%
2017	576	300,419	16%	40,757,474	13%	42,088,217	12%
2018	202	210,354	12%	45,749,213	14%	50,800,499	15%
2019	136	241,489	13%	31,258,728	10%	36,149,302	11%
2020	66	159,638	9%	15,607,294	5%	19,401,405	6%
2021	62	71,054	4%	13,892,146	4%	16,259,402	5%
2022	3	30,921	2%	3,493,758	1%	3,804,610	1%
2023 - Thereafter	36	64,542	3%	5,696,553	2%	8,381,426	2%
Total	2,836	2,177,730	100%	$317,722,262	100%	$338,992,201	100%

(a)
Leases that were auto-renewed prior to September 30, 2014 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2014, multiplied by 12. For the month of September 2014, our total portfolio annualized rent was $317.7 million, customer reimbursements were $42.9 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From October 1, 2012 through September 30, 2014, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2014 was $326,011,822. Our annualized effective rent was greater than our annualized rent as of September 30, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2014, multiplied by 12.